UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: June 2, 2008
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive	77075-1180
Houston, Texas
(Address of Principal	(Zip Code)
Executive Offices)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
5.02 (d) Election of Directors
On June 2, 2008, the Board of Directors of Powell Industries, Inc. (the “Company”) announced the appointment of Christopher E. Cragg and Patrick L. McDonald to the Company’s Board of Directors, effective May 30, 2008. With the addition of these two new directors, the size of the Board of Directors increased to nine directors. Mr. Cragg was appointed as a member of the Audit Committee of the Board of Directors. Mr. McDonald will not serve as a member of any committee of the Board of Directors, as he is not an independent director.
     Mr. Cragg, 47, currently serves as Senior Vice President, Operations of Oil States International (“Oil States”), a position that Mr. Cragg has held since May 2006. From February 2001 until May 2006, Mr. Cragg was Vice President – Tubular Services of Oil States. Prior to Oil States, Mr. Cragg held various positions at Sooner, Inc., a predecessor of Oil States, Ocean Energy, Cooper Industries and a major public accounting firm.
     Mr. McDonald, 55, currently serves as President and Chief Operating Officer of the Company, a position that Mr. McDonald has held since February 2007. Mr. McDonald joined the Company in February 2006 as general manager of the Company’s Electrical Power Products business. Mr. McDonald served as president of Delta Consolidated Industries (“Delta”), a subsidiary of Danaher Corporation from 2001 until 2003. Prior to Delta, Mr. McDonald held numerous leadership positions at Square D, now a part of Schneider Electric, from 1979 until 2001. From 2003 until he joined the Company, Mr. McDonald was on sabbatical.
A copy of the Company’s press release announcing Mr. Cragg and Mr. McDonald’s election is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein.

Item 9.01	– Exhibits
(c) Exhibits:

Exhibit
Number	Description
99.1	Press Release dated June 2, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: June 2, 2008	By:	/s/ DON R. MADISON
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

3